UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 19, 2010

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa         1-11917        42-1411715
______________________________________________________________________________
(State or other jurisdiction    (Commission File Number)        (I.R.S. Employer
of incorporation)                Identification No.)

5400 University Avenue, West Des Moines, Iowa         50266
______________________________________________________________________________
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: (515) 225-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
? Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
? Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
? Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
? Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

FBL Financial Group's Annual Meeting was held on May 19, 2010. The matters that were voted upon are set forth below.

Proposal 1: Election of Directors
Shareholders elected eight Class A directors to the Board of Directors to serve terms expiring at the annual meeting in 2011.
Director Name	For	Withheld
Roger K. Brooks	32,634,555	3,271,642
Jerry L. Chicoine	35,557,340	348,857
Tim H. Gill	35,619,446	286,751
Robert H. Hanson	35,490,275	415,922
James E. Hohmann	32,928,025	2,978,172
Paul E. Larson	35,446,440	459,757
Edward W. Mehrer	35,524,439	381,758
John E. Walker	34,671,535	1,234,662
Broker non-votes totaled 794,352.

Shareholders elected five Class B directors to the Board of Directors to serve terms expiring at the annual meeting in 2011.
Director Name	For	Withheld
Steve L. Baccus	1,192,890	—
Craig D. Hill	1,192,890	—
Craig A. Lang	1,192,890	—
Keith R. Olsen	1,192,890	—
Kevin G. Rogers	1,192,890	—

Proposal 2: Amendment to Increase Shares Available Through the Director Compensation Plan
Shareholders approved the increase of Class A common shares reserved for the Director Compensation Plan from 100,000 to 250,000 shares.
For	Against	Abstain
36,239,413	640,427	219,247
Broker non-votes totaled 794,352.

Proposal 3: Ratification of the Appointment of Ernst & Young LLP as Independent Auditors
Shareholders ratified the appointment of Ernst & Young LLP as independent auditors for 2010.
For	Against	Abstain
37,771,834	115,005	6,599

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
(Registrant)

Date: May 19, 2010

/s/ James P. Brannen
James P. Brannen
Chief Financial Officer